Exhibit 99.1

Press Release

January 12, 2010

NASDAQ OMX Prices $1 Billion Senior Notes Offering

New York, January 12, 2010 – The NASDAQ OMX Group, Inc. (NASDAQ:NDAQ) today announced that it priced an upsized $1 billion underwritten public offering of senior notes, including $400 million aggregate principal amount of 4.00% Senior Notes due 2015 and $600 million aggregate principal amount of 5.55% Senior Notes due 2020. The offering is expected to close on January 15, 2010, subject to customary closing conditions.

Concurrently with the increase in size of the senior notes offering from the previously announced $700 million, NASDAQ OMX intends to reduce the size of its previously announced new senior unsecured credit facilities from $1,250 million of available borrowings to $950 million, of which $700 million will be a funded term loan and $250 million will be an unfunded revolver. NASDAQ OMX intends to simultaneously use the net proceeds from the notes offering together with borrowings from the proposed new senior unsecured credit facilities and cash on hand to repay all amounts outstanding under its existing senior secured credit facilities and terminate the associated credit agreement, as well as to pay fees and expenses related to these transactions.

Banc of America Securities LLC, J.P. Morgan Securities Inc. and Wells Fargo Securities, LLC are the joint book-running managers of the notes offering.

The offering is being made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. A prospectus supplement and accompanying prospectus describing the terms of this offering will be filed with the SEC. Copies of the prospectus supplement and the accompanying base prospectus may be obtained at no cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, Banc of America Securities LLC, J.P. Morgan Securities Inc. or Wells Fargo Securities, LLC can arrange to send you the prospectus if you request it by calling or e-mailing Banc of America Securities LLC toll free at 1-800-294-1322 or dg.prospectus_distribution@bofasecurities.com, or calling J.P. Morgan Securities Inc. at the following collect number: 1-212-834-4533 or calling or e-mailing Wells Fargo Securities, LLC toll free or at 1-800-356-5897 or Prospectus.specialrequests@wachovia.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About NASDAQ OMX

The NASDAQ OMX Group, Inc. is the world’s largest exchange company. It delivers trading, exchange technology and public company services across six continents, with approximately 3,700 listed companies. NASDAQ OMX offers multiple capital raising solutions to companies around the globe, including its U.S. listings market, NASDAQ OMX Nordic, NASDAQ OMX Baltic, NASDAQ OMX First North, and the U.S. 144A sector. The company offers trading across multiple asset classes including equities, derivatives, debt, commodities, structured products and exchange-traded funds. NASDAQ OMX technology supports the operations of over 70 exchanges, clearing organizations and central securities depositories in more than 50 countries. NASDAQ OMX Nordic and NASDAQ OMX Baltic are not legal entities but describe the common offering from NASDAQ OMX exchanges in Helsinki, Copenhagen, Stockholm, Iceland, Tallinn, Riga, and Vilnius.

Cautionary Note Regarding Forward-Looking Statements

The matters described herein may contain forward-looking statements that are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about NASDAQ OMX’s proposed refinancing. We caution that these statements are not guarantees of future performance. Actual results may differ materially from those expressed or implied in the forward-looking statements. Forward-looking statements involve a number of risks, uncertainties or other factors beyond NASDAQ OMX’s control. These factors include, but are not limited to, factors detailed in NASDAQ OMX’s annual report on Form 10-K, and periodic reports filed with the U.S. Securities and Exchange Commission. We undertake no obligation to release any revisions to any forward-looking statements.

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MEDIA CONTACTS

Bethany Sherman

+1 212 401 8714

Bethany.sherman@nasdaqomx.com

Silvia Davi

+1 646 441 5014

Silvia.davi@nasdaqomx.com

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